Exhibit 99.1

Contact:
Abdo H. Khoury
Chief Financial and Portfolio Officer
(949) 718-4400

NHP REPORTS THIRD QUARTER 2008 EARNINGS

Revenue Increases 18.9%

Recurring Diluted FFO Per Share Increases 5.7%

Recurring Diluted FAD Per Share Increases 1.9%

Third Quarter Investments Total $125 Million

NEWPORT BEACH, CA – November 4, 2008 – Nationwide Health Properties, Inc. (NYSE: NHP) today announced results of operations and investment activity for the third quarter and the nine months ended September 30, 2008.

“Our third quarter results continue the positive trends from the first half of 2008. Compared to the third quarter of 2007, revenue is up 18.9%, recurring diluted FFO per share is up 5.7%, and recurring diluted FAD per share is up 1.9%. Our year to date results reflect revenue up 23.0%, recurring diluted FFO per share up 9.1%, and recurring diluted FAD per share up 5.1%,” commented Douglas M. Pasquale, NHP’s President and Chief Executive Officer. “We continue our disciplined approach to acquisitions and balance sheet management. Our conservative leverage, comfortable fixed charge coverage, excellent liquidity and modest debt maturities through June 2011 position us very well in this challenging and uncertain capital market environment. Our diluted FAD payout ratio and FAD coverage remain among the strongest in our sector at 80% and 1.25, respectively,” Mr. Pasquale added.

THIRD QUARTER 2008 RESULTS OF OPERATIONS

The following table presents selected financial information for the third quarter and the nine months ended September 30, 2008 as compared to the same periods of 2007:

SELECTED FINANCIAL DATA

($ in thousands, except per share amounts)

	Three Months Ended September 30,
	2008	2007	$ Change	% Change
Revenue	$95,475	$80,308	$15,167	18.9%
Income from Continuing Operations	$26,873	$54,162	$(27,289)	-50.4%
Net Income	$29,253	$57,742	$(28,489)	-49.3%
Income Available to Common Stockholders
Per Diluted Share	$0.27	$0.58	$(0.31)	-53.4%
Diluted FFO	$58,413	$52,926	$5,487	10.4%
Recurring Diluted FFO	$58,413	$50,961	$7,452	14.6%
Diluted FFO Per Share	$0.56	$0.55	$0.01	1.8%
Recurring Diluted FFO Per Share	$0.56	$0.53	$0.03	5.7%
Diluted FAD	$57,109	$54,003	$3,106	5.8%
Recurring Diluted FAD	$57,109	$52,038	$5,071	9.7%
Diluted FAD Per Share	$0.55	$0.56	$(0.01)	-1.8%
Recurring Diluted FAD Per Share	$0.55	$0.54	$0.01	1.9%

	Nine Months Ended September 30,
	2008	2007	$ Change	% Change
Revenue	$275,691	$224,069	$51,622	23.0%
Income from Continuing Operations	$77,972	$95,340	$(17,368)	-18.2%
Net Income	$234,722	$171,222	$63,500	37.1%
Income Available to Common Stockholders
Per Diluted Share	$2.34	$1.77	$0.57	32.2%
Diluted FFO	$172,511	$148,212	$24,299	16.4%
Recurring Diluted FFO	$172,511	$146,247	$26,264	18.0%
Diluted FFO Per Share	$1.68	$1.56	$0.12	7.7%
Recurring Diluted FFO Per Share	$1.68	$1.54	$0.14	9.1%
Diluted FAD	$167,769	$150,330	$17,439	11.6%
Recurring Diluted FAD	$167,769	$148,365	$19,404	13.1%
Diluted FAD Per Share	$1.64	$1.58	$0.06	3.8%
Recurring Diluted FAD Per Share	$1.64	$1.56	$0.08	5.1%

Income from Continuing Operations

In 2007, we sold properties to our unconsolidated joint venture. Under generally accepted accounting principles (“GAAP”), we were required to recognize a gain on this sale and because we have a continuing involvement in these properties through an unconsolidated joint venture, we were required to include this gain on sale in income from continuing operations. As a result, our income from continuing operations for the three and nine months ending September 30, 2007, is substantially greater than the three and nine months ending September 30, 2008.

THIRD QUARTER 2008 INVESTMENT ACTIVITY

The following table summarizes our 2008 investment activity:

INVESTMENT ACTIVITY 2008

($ in thousands)

Investment	Q1 Total	Q2 Total	Q3 Owned	Q3 Loans	Q3 Total	Year to Date Total
Senior Housing
Number of Facilities	14	1			—	15
Purchase Price	$52,000	$20,000			$—	$72,000
Initial Yield	8.1%	8.4%				8.2%

Long-Term Care
Number of Facilities		7	5		5	12
Purchase Price		$32,000	$31,200		$31,200	$63,200
Initial Yield		9.8%	9.6%		9.6%	9.7%

Medical Office
Number of Facilities	1	8	14	1	15	24
Purchase Price	$2,000	$198,000	$46,400	$47,500	$93,900	$293,900
Initial Yield	7.4%	6.2%	7.7%	6.5%	7.1%	6.5%

Total
Number of Facilities	15	16	19	1	20	51
Purchase Price	$54,000	$250,000	$77,600	$47,500	$125,100	$429,100
Initial Yield	8.1%	6.8%	8.5%	6.5%	7.7%	7.2%

Pacific Medical Buildings LLC (“PMB”) Update – In February 2008, we entered into an agreement with PMB and certain of its affiliates to acquire up to 18 multi-tenant medical office buildings, six of which are currently in development, for $747.6 million including the assumption of approximately $282.6 million of mortgage financing. During the nine months ended September 30, 2008, we acquired 8 of such buildings for a total of $197.2 million, including the assumption of $96.6 million of mortgage financing and the issuance of 1,470,754 limited partnership units with a value of $47.3 million. Additionally in September 2008, we made a mortgage loan to an entity affiliated with PMB for $47.5 million due December 31, 2008. The loan is secured by a property that we intend to purchase in the fourth quarter 2008.

2008 FINANCING TRANSACTIONS

During the third quarter of 2008, we issued 1,329,000 shares of our common stock through our controlled equity offering program at an average price of $35.32 per share resulting in net proceeds of approximately $46.4 million. For the nine months ended September 30, 2008, we have issued 2.6 million shares of our common stock through our controlled equity offering program at an average price of $34.97 per share resulting in net proceeds of approximately $89.1 million.

STOCK REPURCHASE PROGRAM

NHP also announced today that its Board of Directors has approved the expenditure of up to $100 million to repurchase shares of the company’s common stock. The stock repurchase authorization does not have an expiration date and the pace of repurchase activity will depend on factors such as current stock price, cash requirements for acquisitions, repayment of debt, and other factors. NHP may repurchase shares from time to time on the open market or in privately negotiated transactions as permitted by securities laws and other legal requirements. The stock repurchase program does not require the purchase of any minimum number of shares and may be suspended, modified or discontinued at any time without prior notice. “The Board’s approval of the share repurchase program reflects its confidence in the continued growth of NHP’s business and an ongoing commitment to increase shareholder value,” said Abdo Khoury, Chief Financial and Portfolio Officer. “We have maintained a strong balance sheet and feel confident that this program adds flexibility to our strategic options surrounding the deployment of our capital.”

2008 GUIDANCE

We are increasing by $0.02 per share the low end of our full-year 2008 diluted FFO guidance from $2.19 per share to $2.21 per share and are increasing by $0.01 the high end of the range from $2.23 per share to $2.24 per share. We are also increasing by $0.02 per share the low end of our full-year 2008 diluted FAD guidance from $2.11 per share to $2.13 per share and are increasing by $0.01 the high end of the range from $2.15 per share to $2.16 per share. Annualizing our year to date diluted FAD per share would result in an amount greater than the high end of our range, however, such analysis does not reflect the timing of capital expenditures and tenant improvements for medical office buildings (“MOBs”). Certain factors could effect our diluted FFO per share and diluted FAD per share such as the slower than expected reinvestment of proceeds from the sale of the Emeritus assets and the issuance of 1,329,000 shares of common stock during the third quarter. Our guidance includes the additional acquisitions of MOBs from PMB as well as expected mortgage loan receivable prepayments and dispositions during 2008 as described in our supplemental information package available on our website. However, while we expect to continue to make accretive acquisitions during 2008, our diluted FFO per share and diluted FAD per share guidance ranges do not assume any additional acquisitions or investments, impairments or capital transactions.

CONFERENCE CALL INFORMATION

We have scheduled a conference call and webcast on Wednesday, November 5, 2008 at 8:30 a.m. Pacific time in order to present our performance and operating results for the quarter and nine months ended September 30, 2008. The conference call is accessible by dialing 877-356-5705 and referencing conference ID number 68594782 or by logging on to our website at http://www.nhp-reit.com. The international dial-in number is 973-200-3389. The earnings release and any additional financial information that may be discussed on the conference call will also be available at the same location on our website. A digitized replay of the conference call will be available from 10:30 a.m. Pacific time (1:30 p.m. Eastern time) that day until 9:00 p.m. Pacific time (Midnight Eastern time) on Friday, December 5, 2008. Callers can access the replay by dialing 800-642-1687 or 706-645-9291 and entering conference ID number 68594782. Webcast replays will also be available on our website for at least 12 months following the conference call. Our supplemental information package for the quarter ended September 30, 2008 is available on our website, free of charge, at http://www.nhp-reit.com by selecting “Investor Relations” followed by “Financial Information” and will be included in our Current Report on Form 8-K filed November 4, 2008 with the SEC also containing this release.

ABOUT NATIONWIDE HEALTH PROPERTIES, INC.

Nationwide Health Properties, Inc. is a real estate investment trust that invests in senior housing facilities, long-term care facilities and medical office buildings. We have investments in 580 facilities in 43 states. For more information on Nationwide Health Properties, Inc., visit our website at http://www.nhp-reit.com.

FORWARD LOOKING STATEMENTS

Certain information contained in this release includes forward-looking statements. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are not statements of historical facts. These statements may be identified, without limitation, by the use of forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements. Risks and uncertainties associated with our business include (without limitation) the following: deterioration in the operating results or financial condition, including bankruptcies, of our tenants; non-payment or late payment of rent by our tenants; our reliance on two tenants for a significant percentage of our revenue; occupancy levels at certain facilities; our level of indebtedness; changes in the ratings of our debt securities; access to the capital markets and the cost of capital; government regulations, including changes in the reimbursement levels under the Medicare and Medicaid programs; the general distress of the healthcare industry; increasing competition in our business sector; the effect of economic and market conditions and changes in interest rates; the amount and yield of any additional investments; risks associated with acquisitions, including our ability to identify and complete favorable transactions, delays or failures in obtaining third party consents or approvals, the failure to achieve perceived benefits, unexpected costs or liabilities and potential litigation; the ability of our tenants to repay straight-line rent or loans in future periods; the ability of our tenants to obtain and maintain adequate liability and other insurance; our ability to attract new tenants for certain facilities; our ability to sell certain facilities for their book value; our ability to retain key personnel; potential liability under environmental laws; the possibility that we could be required to repurchase some of our senior notes; the rights and influence of holders of our outstanding preferred stock; changes in or inadvertent violations of tax laws and regulations and other factors that can affect real estate investment trusts and our status as a real estate investment trust; and other factors discussed from time to time in our news releases, public statements and/or filings with the Securities and Exchange Commission, especially the “Risk Factors” sections of our Annual and Quarterly Reports on Forms 10-K and 10-Q. Forward-looking information is provided by us pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. We disclaim any intent or obligation to update these forward-looking statements.

NON-GAAP FINANCIAL MEASURES

Diluted Funds From Operations (“FFO”) and Diluted Funds Available for Distribution (“FAD”) are non-GAAP measures that we believe are important to understanding our operations. We believe diluted FFO is an important supplemental measure of operating performance because it excludes the effects of depreciation and amortization and gains (losses) from sales of facilities (both of which are based on historical costs and which may be of limited relevance in evaluating current performance). We believe diluted FAD is an important supplemental measure of operating performance because, like diluted FFO, it excludes the effects of depreciation and amortization and gains (losses) from sales of facilities (both of which are based on historical costs and which may be of limited relevance in evaluating current performance). It also excludes straight-lined rent and other non-cash items that have become more significant for us and our competitors over the last several years. We believe that net income is the most directly comparable GAAP measure to diluted FFO and diluted FAD. Reconciliations between net income and diluted FFO and net income and diluted FAD are included in the accompanying financial data. For guidance, we have also included in the accompanying financial data reconciliations between net income per share and diluted FFO and diluted FAD per share. We have also included recurring diluted FFO and recurring diluted FAD amounts which exclude the recognition of revenue related to cash received from a tenant related to previously reserved rental revenue, interest income and late charges.

***Financial Tables to Follow***

NATIONWIDE HEALTH PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenue:
Triple net lease rent	$72,673	$70,188	$214,203	$199,111
Medical office building operating rent	16,188	3,560	43,058	9,133

	88,861	73,748	257,261	208,244
Interest and other income	6,614	6,560	18,430	15,825

	95,475	80,308	275,691	224,069

Expenses:
Interest and amortization of deferred financing costs	25,308	24,297	75,554	72,205
Depreciation and amortization	30,416	23,851	86,776	65,277
General and administrative	6,634	6,080	19,538	17,493
Medical office building operating expenses	7,220	1,891	18,782	5,084

	69,578	56,119	200,650	160,059

Income before minority interests, unconsolidated joint ventures and discontinued operations	25,897	24,189	75,041	64,010
Minority interests	52	76	107	139
Income from unconsolidated joint ventures	924	547	2,824	1,242
Gain on sale of facilities to unconsolidated joint venture	—	29,350	—	29,949

Income from continuing operations	26,873	54,162	77,972	95,340

Discontinued operations
Gain on sale of facilities, net	2,351	39	153,444	61,285
Income from discontinued operations	29	3,541	3,306	14,597

	2,380	3,580	156,750	75,882

Net income	29,253	57,742	234,722	171,222
Preferred stock dividends	(2,061)	(3,791)	(6,185)	(11,372)

Income available to common stockholders	$27,192	$53,951	$228,537	$159,850

Basic earnings per share (EPS):
Income from continuing operations excluding gains	$0.26	$0.23	$0.75	$0.61
Gains in income from continuing operations	—	0.32	—	0.33

Income from continuing operations	0.26	0.55	0.75	0.94
Discontinued operations	0.02	0.04	1.63	0.84

Income available to common stockholders	$0.28	$0.59	$2.38	$1.78

Diluted EPS:
Income from continuing operations excluding gains	$0.25	$0.24	$0.74	$0.60
Gain in income from continuing operations	—	0.30	—	0.33

Income from continuing operations	0.25	0.54	0.74	0.93
Discontinued operations	0.02	0.04	1.60	0.84

Income available to common stockholders	$0.27	$0.58	$2.34	$1.77

Weighted average shares outstanding for EPS:
Basic	96,975	91,089	96,203	89,690

Diluted	99,032	96,255	97,648	90,158

NATIONWIDE HEALTH PROPERTIES, INC.

RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data)

Reconciliation of Net Income to Diluted FFO and Recurring Diluted FFO

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Net income	$29,253	$57,742	$234,722	$171,222
Preferred stock dividends	(2,061)	(3,791)	(6,185)	(11,372)
Real estate related depreciation and amortization	30,290	25,799	87,766	72,375
Depreciation in income from unconsolidated joint ventures	1,221	503	3,467	1,034
Gains on sale of facilities	(2,351)	(29,389)	(153,444)	(91,234)

FFO available to common stockholders	56,352	50,864	166,326	142,025
Series B preferred dividends	2,061	2,062	6,185	6,187

Diluted FFO	58,413	52,926	172,511	148,212
Non-recurring settlement of delinquent tenant obligations	—	(1,965)	—	(1,965)

Recurring diluted FFO	$58,413	$50,961	$172,511	$146,247

Weighted average shares outstanding for diluted FFO:
Diluted weighted average shares outstanding	99,032	91,544	97,648	90,158
Series B preferred stock conversion	4,744	4,711	4,736	4,704

Fully diluted weighted average shares outstanding	103,776	96,255	102,384	94,862

Diluted FFO per share	$0.56	$0.55	$1.68	$1.56

Recurring diluted FFO per share	$0.56	$0.53	$1.68	$1.54

Dividends declared per common share	$0.44	$0.41	$1.32	$1.23

Recurring diluted FFO payout ratio	79%	77%	79%	80%

Recurring diluted FFO coverage	1.27	1.29	1.27	1.25

NATIONWIDE HEALTH PROPERTIES, INC.

RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data)

Reconciliation of Net Income to Diluted FAD and Recurring Diluted FAD

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Net income	$29,253	$57,742	$234,722	$171,222
Preferred stock dividends	(2,061)	(3,791)	(6,185)	(11,372)
Real estate related depreciation and amortization	30,290	25,799	87,766	72,375
Gains on sale of facilities	(2,351)	(29,389)	(153,444)	(91,234)
Straight-lined rent	(2,280)	(226)	(7,877)	(1,924)
Amortization of above and below market lease intangibles	(137)	(69)	(411)	(22)
Non-cash stock-based compensation expense	1,500	1,248	4,271	3,486
Deferred finance cost amortization	741	683	2,265	2,066
Lease commissions and tenant and capital improvements	(1,105)	(565)	(2,999)	(1,498)
Unconsolidated joint ventures:
Real estate related depreciation and amortization	1,221	503	3,467	1,034
Straight-lined rent	(44)	—	(54)	—
Deferred finance cost amortization	21	6	63	10

FAD available to common stockholders	55,048	51,941	161,584	144,143
Series B preferred dividends	2,061	2,062	6,185	6,187

Diluted FAD	57,109	54,003	167,769	150,330
Non-recurring settlement of delinquent tenant obligations	—	(1,965)	—	(1,965)

Recurring diluted FAD	$57,109	$52,038	$167,769	$148,365

Weighted average shares outstanding for diluted FAD:
Weighted average shares outstanding	99,032	91,544	97,648	90,158
Series B preferred stock conversion	4,744	4,711	4,736	4,704

Fully diluted weighted average shares outstanding	103,776	96,255	102,384	94,862

Diluted FAD per share	$0.55	$0.56	$1.64	$1.58

Recurring FAD diluted per share	$0.55	$0.54	$1.64	$1.56

Dividends declared per common share	$0.44	$0.41	$1.32	$1.23

Recurring diluted FAD payout ratio	80%	76%	80%	79%

Recurring diluted FAD coverage	1.25	1.32	1.24	1.27

Reconciliation of 2008 Net Income Guidance to 2008 Diluted FFO and Diluted FAD Guidance on a Per Share Basis

	Low	High
Net income	$2.55	$2.58
Real estate related depreciation and amortization	1.24	1.24
Less: gains on sale	(1.56)	(1.56)
Dilution from convertible preferred stock	(0.02)	(0.02)

Diluted FFO guidance	2.21	2.24

Straight-lined rent	(0.11)	(0.11)
Non-cash stock-based compensation expense	0.05	0.05
Deferred finance cost amortization	0.03	0.03
Lease commissions and tenant and capital improvements	(0.05)	(0.05)

Diluted FAD guidance	$2.13	$2.16

NATIONWIDE HEALTH PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2008	December 31, 2007
Assets
Real estate related investments:
Land	$313,530	$301,100
Buildings and improvements	3,001,616	2,896,876

	3,315,146	3,197,976
Less accumulated depreciation	(463,156)	(410,865)

Net real estate	2,851,990	2,787,111
Mortgage loans receivable, net	116,005	121,694
Mortgage loan receivable from related party	47,500	—
Investment in unconsolidated joint ventures	54,445	52,637

Net real estate related investments	3,069,940	2,961,442
Cash and cash equivalents	114,385	19,407
Receivables, net	5,203	3,808
Other assets	244,848	159,696

Total assets	$3,434,376	$3,144,353

Liabilities and Stockholders’ Equity
Unsecured senior credit facility	$—	$41,000
Senior notes due 2008 - 2038	1,139,473	1,166,500
Notes and bonds payable	412,812	340,150
Accounts payable and accrued liabilities	134,141	107,844

Total liabilities	1,686,426	1,655,494

Minority interest	50,555	6,166

Stockholders’ equity:
Series B convertible preferred stock	106,390	106,445
Common stock	9,825	9,481
Capital in excess of par value	1,678,965	1,565,249
Cumulative net income	1,523,473	1,288,751
Accumulated other comprehensive income	2,197	2,561
Cumulative dividends	(1,623,455)	(1,489,794)

Total stockholders’ equity	1,697,395	1,482,693

Total liabilities and stockholders’ equity	$3,434,376	$3,144,353